Exhibit 99.1

*** NEWS RELEASE ***

TO:	All Area News Agencies	For More Information Contact:

FROM:	First Commonwealth	Don Lawry, Vice President-Finance
	Financial Corporation	First Commonwealth Financial Corporation
(724) 349-7220

DATE:	May 15, 2007

FIRST COMMONWEALTH FINANCIAL CORPORATION ANNOUNCES BUYBACK

INDIANA, PA – The Board of Directors of First Commonwealth Financial Corporation (NYSE: FCF) today authorized the buyback of up to one million shares of common stock. The buyback, if fully completed, would reduce the number of shares outstanding approximately 1.4%.

First Commonwealth Financial Corporation is a $5.9 billion bank holding company headquartered in Indiana, Pennsylvania. It operates in 15 counties in western and central Pennsylvania through First Commonwealth Bank, a Pennsylvania chartered bank and trust company. Financial services and insurance products are also provided through First Commonwealth Insurance Agency and First Commonwealth Financial Advisors, Inc.

Statements contained in this press release that are not historical facts are forward-looking statements as that item is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from estimated results. Such risks and uncertainties are detailed in the Company’s filings with the Securities and Exchange Commission.

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